FORM 8-A



                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                               U.S ENERGY SYSTEMS, INC.
     -------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


                 Delaware                                   52-1216347
     ----------------------------------------       --------------------------
     (State of incorporation or organization)            (I.R.S. Employer
                                                        Identification No.)


         515 North Flagler Drive, Suite 202
               West Palm Beach, FL                           33401
     ---------------------------------------       ---------------------------
     (Address of principal executive offices)              (Zip Code)

          If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

          If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]



     Securities to be registered pursuant to Section 12(b) of the Act:


       Title of each class            Name of each exchange on which
       to be so registered            each class is to be registered
     -----------------------          ------------------------------

            None

     Securities to be registered pursuant to Section 12(g) of the Act:


                      Redeemable Common Stock Purchase Warrants
                      -----------------------------------------
                                   (Title of Class)

     ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

               Information concerning the Redeemable Common Stock Purchase Warrants to be registered hereunder was included in the Registrant's Registration Statement on Form SB-2 filed with the Commission on May 3, 1996, Registration No. 333-04612, under the caption "Description of Securities" in the Prospectus included in such Registration Statement and is incorporated herein by reference.

     ITEM 2.   EXHIBITS.


     EXHIBIT NO.                              DESCRIPTION
     -----------                              -----------

     1. Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.2 to Registration Statement No. 333-04612).

     2. Warrant Agreement (Incorporated by reference to Exhibit 4.3 to Registration Statement No. 333-04612).

                                      SIGNATURE

                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          U.S. ENERGY SYSTEMS, INC.
                                          -------------------------
                                              (Registrant)



                                          By: /s/Richard H. Nelson
                                             ---------------------
                                             Richard H. Nelson
                                             President


     Date:  November 26, 1996